Exhibit 99.1

Ebix Announces First Quarter Fiscal Year 2021 Financial Results

JOHNS CREEK, GA – May 17, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries today announced the following results for the quarter ended March 31, 2021:

•	Record Revenues of $290 million

•	GAAP operating income of $31.2 million and Non-GAAP operating income of $35.6 million

•	Diluted EPS (GAAP) of $0.70 and Non-GAAP diluted EPS of $0.84

Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

“These have been difficult times, with COVID-19 resulting in increased headwinds on our businesses in Q1 2021. Despite these negative impacts and the traditional Q1 seasonal low point for consulting business post the holidays, the Company is still reporting Q1 2021 non-GAAP EPS of $0.84, with revenue growth of 110% year over year.” Robin Raina, President & CEO, Ebix Inc. said. “We believe that in times like this, our recurring revenue base, product diversity and customer stickiness strength gives us an edge over our competitors in the industries in which we operate.”

Ebix delivered the following results for the first quarter of 2021:

Revenue: Q1 2021 revenue increased 110% to $290 million compared to $137.9 million in Q1 2020 and increased 31% over Q4 2020 revenue of $222.1 million. Excluding revenues from the foreign exchange, travel, e-learning and remittance businesses that were impacted the most by COVID-19, Q1 2021 revenues grew 187% as compared to Q1 2020.

Exchanges, including the EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 95% of Q1 2021 revenues.

(dollar amounts in thousands)
Channel	Q1 2021	Q1 2020	Change
EbixCash Exchanges	$232,552	$77,855	+199%

Insurance Exchanges	43,235	44,001	-2%

RCS	14,266	16,020	-11%

Total Revenue	$290,053	$137,876	+110%

Total Revenue on Constant Currency Basis	$290,686	$137,876	+111%

Operating Income and Operating Cash: GAAP Operating income for Q1 2021 of $31.2 million increased 12% sequentially, while declining 9% year-over-year as compared to $34.3 million in Q1 2020, primarily due to the impact of COVID-19. Non-GAAP operating income for Q1 2021 was $35.6 million.

Cash generated from operations in Q1 2021 was $8.6 million, as compared to $29.6 million in Q1 2020. During Q1 2021 the Company paid approximately $10 million in global taxes, primarily related to statutory taxes in India that were due. These taxes were accrued for at December 31, 2020 and paid in Q1 2021. By comparison, in Q1 2020, the Company paid approximately $1.1 million in global taxes.

Earnings per Share: Q1 2021 GAAP diluted earnings per share increased 9% sequentially, while declining 13% to $0.70 from $0.81 in Q1 2020. The year-over-year decline is due to the effect of COVID-19 on the Q1 2021 results, while Q1 2020 results were not impacted by COVID-19 until the last few weeks of March 2020.

Excluding the one-time, non-recurring items, non-GAAP diluted earnings per share for Q1 2021 was $0.84

Net Income: Q1 2021 GAAP net income decreased 13% to $21.6 million compared to $24.7 million in Q1 2020. The Q1 2021 non-GAAP net income was at $25.7 million after excluding certain non-recurring items.

Q2 2021 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2021 to be approximately 30.8 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q1 2021 for a total cost of $2.3 million.

Ebix Chairman, President and CEO Robin Raina said, “Our first quarter revenues and operating income are traditionally lower than the fourth quarter of the preceding year, primarily because of our Continuing Medical Education (CME) business having a seasonal increase in the fourth quarter. Q1 2021 was no different with CME revenues decreasing by approximately $4 million, as compared to Q4 2020. In spite of that headwind and the increased effect of COVID-19 in Q1 2021 on many of our businesses, we still managed to grow our overall revenues 31% sequentially and 110% year over year in Q1 of 2021. I am pleased that our operating margin for the Company, excluding the lower margin payment solutions business, was strong at 35% in the first quarter of 2021.”

Steve Hamil, EVP and Global CFO said, “Despite the continued impact of COVID-19 on our business and worsening COVID-19 conditions in India recently, Ebix maintains a strong liquidity position, with over $130 million of cash, short-term investments and restricted cash on the balance sheet. During Q1 2021 the Company repaid over $10 million of debt, paid approximately $10 million in global taxes and continued its consistent dividend policy that absorbed $2.3 million of capital during the quarter. Finally, our global accounting and finance team operated under severely tight timelines given that we filed our 10-K less than three weeks ago, and their dedicated commitment is indicative of the type of people we have throughout the Ebix global footprint. Many of our teammates in India have shown incredible commitment over the past few weeks in light of the horrific impacts of COVID-19 on our employees and their friends and families in India. We are grateful for their service to Ebix and we mourn the loss of Ebix family members as a result of this pandemic.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q1 2021

	Net Income	Diluted EPS
Q1 2021 GAAP Net Income	$21,591	$0.70
Q1 2021 GAAP Operating Income	$31,186

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,455	$0.08
Stock-Based Compensation (1)	$1,358	$0.04
One-time Legal Costs (2)	$575	$0.02
Income Tax Effects of Non–GAAP Adjustments (3)	($234)	($0.00)

Total Non-GAAP Adjustments (Operating Income)	$4,388
Total Non-GAAP Adjustments (Net Income)	$4,154	$0.14

First Quarter 2021 Non-GAAP Net Income	$25,745	$0.84
First Quarter 2021 Non-GAAP Operating Income	$35,574

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal costs recorded during the periods for GAAP purposes.
(3)	Non-GAAP adjustment is based on the Q1 2021 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income (loss), non-GAAP operating income and non-GAAP Earnings per share. Non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP EPS from operations exclude amortization of intangibles, stock-based compensation,as well as other non-cash items and certain non-recurring expenses that are not associated with our ongoing operating business activities. Non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP EPS from operations also exclude the effect of any restructuring, acquisition, integration & other expenses, legal expenses associated with such acquisitions or legal expenses associated with non-operating activities, any one-time tax benefits, and any foreign currency effects of intercompany activities that have no impact on our ongoing operating business.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Monday, May 17, 2020 at 11:00 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 9598823

Live Audio Webcast:	www.ebix.com/webcast

Audio Replay URL:	www.ebix.com/result_21_Q1 after 2:00 p.m. EDT on May 17th

About Ebix, Inc.

With 150+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines over 320,000 physical distribution outlets in India and Association of Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in the areas of domestic and international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, software solutions for lending, wealth management, travel, bus exchanges and insurance in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 20 international airports, including Delhi, Mumbai, Mumbai, Hyderabad, Chennai and Kolkata, combined conducting over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processes approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 200,000 agents, 25 branches and over 9,800 corporate clients, combined processing an estimated $2.5 billion in gross merchandise value per year (pre-COVID-19).

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the potential impacts of RSM’s resignation; the risk of litigation or regulatory action arising from RSM’s resignation and the resulting failure to failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”); the impact of these matters on the value of the Company’s stock; the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Operating revenue	$290,053	$137,876

Operating expenses:
Cost of services provided	220,358	57,457
Product development	9,545	9,417
Sales and marketing	3,827	3,804
General and administrative, net	21,337	29,244
Amortization and depreciation	3,800	3,641

Total operating expenses	258,867	103,563

Operating income	31,186	34,313
Interest income	8	54
Interest expense	(8,079)	(9,237)
Non-operating loss	(1)	(19)
Foreign currency exchange (loss) gain	(625)	618

Income before income taxes	22,489	25,729
Income tax expense	(1,202)	(1,284)

Net income including noncontrolling interest	21,287	24,445
Net loss attributable to noncontrolling interest	(304)	(278)

Net income attributable to Ebix, Inc.	$21,591	24,723

Basic earnings per common share attributable to Ebix, Inc.	$0.71	0.81

Diluted earnings per common share attributable to Ebix, Inc.	$0.70	0.81

Basic weighted average shares outstanding	30,558	30,476

Diluted weighted average shares outstanding	30,731	30,683

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,578	$105,035
Receivables from service providers	2,436	4,711
Short-term investments	22,825	25,019
Restricted cash	8,114	8,519
Fiduciary funds - restricted	2,887	4,106
Trade accounts receivable, less allowances of $20,544 and $22,691, respectively	146,568	142,847
Other current assets	78,816	71,661

Total current assets	361,224	361,898

Property and equipment, net	52,892	52,521
Right-of-use assets	11,376	12,372
Goodwill	946,312	949,037
Intangibles, net	53,258	50,880
Indefinite-lived intangibles	16,647	21,647
Capitalized software development costs, net	20,222	19,389
Deferred tax asset, net	66,406	63,402
Other assets	37,946	38,707

Total assets	$1,566,283	$1,569,853

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$53,299	$64,764
Payables to service agents	3,666	5,281
Accrued payroll and related benefits	10,555	11,792
Working capital facility	12,024	16,643
Fiduciary funds - restricted	2,887	4,106
Short-term debt	833	894
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $971 and $920, respectively	23,571	23,621
Contract liabilities	37,609	32,898
Lease liability	3,572	3,905
Other current liabilities	29,879	27,486

Total current liabilities	177,895	191,390

Revolving line of credit	439,402	439,402
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $881 and $1,062, respectively	226,625	232,140
Contract liabilities	7,804	8,033
Lease liability	7,911	8,540
Deferred tax liability, net	1,235	1,235
Other liabilities	28,902	29,009

Total liabilities	889,774	909,749

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—

Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,558,061 issued and outstanding, at March 31, 2021, and 30,515,334 issued and outstanding at December 31, 2020	3,056	3,052
Additional paid-in capital	12,480	11,126
Retained earnings	719,574	700,304
Accumulated other comprehensive loss	(105,422)	(101,503)

Total Ebix, Inc. stockholders’ equity	629,688	612,979
Noncontrolling interest	46,821	47,125

Total stockholders’ equity	676,509	660,104

Total liabilities and stockholders’ equity	$1,566,283	$1,569,853

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$21,591	$24,723
Net loss attributable to noncontrolling interest	(304)	(278)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	3,800	3,641
Benefit for deferred taxes	(3,056)	(44)
Share based compensation	1,358	1,126
Benefit for doubtful accounts	(2,060)	(618)
Amortization of right-of-use assets	1,295	1,797
Unrealized foreign exchange gain	—	(419)
Amortization of capitalized software development costs	813	833
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,339)	9,687
Receivables from service providers	2,275	12,184
Payables to service agents	(1,615)	(3,476)
Other assets	(6,768)	(4,035)
Accounts payable and accrued expenses	(11,277)	(9,755)
Accrued payroll and related benefits	(1,076)	1,425
Contract liabilities	4,517	1,980
Lease liabilities	(944)	(1,596)
Reserve for potential uncertain income tax return positions	—	69
Other liabilities	2,368	(7,666)

Net cash provided by operating activities	8,578	29,578

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(1,858)
Capitalized software development costs	(1,683)	(2,089)
Maturities (purchases) of marketable securities	2,335	(5,105)
Capital expenditures	(270)	(557)

Net cash provided by (used in) investing activities	382	(9,609)

Cash flows from financing activities:
Principal payments of term loan obligation	(5,648)	(3,765)
Proceeds from the exercise of stock options	—	636
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	—	(1,841)
Dividend payments	(2,321)	(2,301)
Payments of debt obligations	(62)	(203)
Payments of working capital facility, net	(4,589)	(24,693)
Payments of financing lease obligations	(47)	—

Net cash used in financing activities	(12,667)	(32,167)

Effect of foreign exchange rates on cash	(1,379)	(10,173

Net change in cash and cash equivalents, and restricted cash	(5,086)	(22,371)
Cash and cash equivalents, and restricted cash at the beginning of the period	120,213	111,369

Cash and cash equivalents, and restricted cash at the end of the period	$115,127	$88,998

Supplemental disclosures of cash flow information:
Interest paid	$7,505	$8,820
Income taxes paid	$9,695	$1,086